UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): November 17, 2011

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

DELAWARE	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2011, the Board of Directors of PostRock Energy Corporation (the “Company”) elected Terry W. Carter as its President and Chief Executive Officer and as a Director. Mr. Carter has served as Interim President and Chief Executive Officer since July 2011. Prior to joining the Company, Mr. Carter has been a principal of a number of private oil and gas ventures since 2007. From 2003 to 2007, Mr. Carter served as President and Chief Executive Officer of Ascent Energy, Inc., a private exploration and production company. In 2001, Mr. Carter became Executive Vice President of Exploration and Production at Range Resources Corporation, an exploration and production company, where he served in that role until 2003.

On November 17, 2011, Jack T. Collins resigned from his position as the Company’s Executive Vice President and Chief Financial Officer effective November 28, 2011.

On November 17, 2011, the Board of Directors of the Company elected David J. Klvac to the additional position of Chief Financial Officer of the Company effective upon Mr. Collins’ resignation. Mr. Klvac currently serves as Executive Vice President and Chief Accounting Officer of the Company. Mr. Klvac has served as the Company’s Chief Accounting Officer since March 26, 2010. Prior to that, he served as the Company’s Corporate Controller from March 5, 2010 to March 26, 2010 and as Corporate Controller of QRCP, QEGP and QMGP from May 2009 to March 2010. Prior to joining the Quest entities, Mr. Klvac served as a financial consultant for Sirius Solutions, LLLP from October 2008 to May 2009, as Vice President and Corporate Controller of Tronox Incorporated from January 2007 to June 2008, and as Assistant Corporate Controller of Smithfield Foods, Inc. from 2005 to 2007. He joined Smithfield as Director of Financial Reporting in 2004 and, prior to that, served as Manager of External Financial Reporting for MidAmerican Energy Holdings Company from 2002 to 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date: November 21, 2011